EXHIBIT 10

           THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR STATE SECURITIES LAW.

                      SACHEM FINANCIAL CONSULTANTS, LTD.
                                PROMISSORY NOTE

                       The Transferability of this Note
                    is Restricted as Provided in Section 2


                                                     Dated as of: March 26, 1997
$200,000.00                                                   New York, New York

           FOR VALUE RECEIVED, Sachem Financial Consultants, Ltd., a Connecticut corporation (the "Company"), promises to pay to Capital Growth Holdings, Ltd., a Colorado corporation, or its registered assigns (the "Holder"), the principal amount of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) (the "Principal Amount"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, together with simple interest thereon at the rate of six percent (6%) per annum (calculated on the basis of a 360-day year), at the principal office of the Company, on March 26, 1998. No payments of principal and/or interest shall be due until maturity.

           Notwithstanding anything to the contrary herein contained, the Principal Amount of this Note or any interest hereon may be prepaid at any time or from time to time, prior to the maturity of this Note, in whole or in part, without prior notice and without penalty or premium. Prepayments shall be applied first to interest due and then to principal.

           1. Covenants: The Company covenants and agrees that, so long as the Note shall be outstanding and unpaid:

                     1.1 Payment of Note. The Company will punctually pay or cause to be paid the Principal Amount and interest on this Note. Any sums required to be withheld from any payment of Principal Amount or interest on this Note by operation of law or pursuant to any order, judgment, execution, treaty, rule or regulation may be withheld by the Company and paid over in accordance therewith.

                     1.2 Nothing in this Note or in any other agreement between the Holder and the Company shall require the Company to pay, or the Holder to accept, interest in an amount which would subject the Holder to any penalty or forfeiture under applicable law. In the event that the payment of any charges, fees or other sums due under this Note or provided for in any other agreement between the Company and the Holder are or could be held to be in the nature of interest and would subject the Holder to any penalty or forfeiture under applicable law, then ipso facto the obligations of the Company to make such payment to the Holder shall be reduced to the highest rate authorized under applicable law and, in the event that the Holder shall have ever received, collected, accepted or applied as interest any amount in excess of the maximum rate of interest permitted to be charged by applicable law, such amount which would be excess interest under applicable law shall be applied first to the reduction of principal then outstanding, and, second, if such principal amount is paid in full, any remaining excess shall forthwith be returned to the Company.

           2. Restrictions Upon Transferability. This Note has not been registered under the Act, and may not be offered, sold, pledged, hypothecated, assigned or transferred except (i) pursuant to a registration statement under the Act which has become effective and is current with respect to this Note, or (ii) pursuant to a specific exemption from registration under the Act but only upon a Holder hereof first having obtained the written opinion of counsel to the Company, or other counsel reasonably acceptable to the Company, that the proposed disposition is consistent with all applicable provisions of the Act as well as any applicable "blue sky" or other state securities law.

           3. Events of Default and Remedies. An "Event of Default" shall occur if:

                     3.1 Payment of Notes. The Company defaults in the payment of Principal Amount or interest of this Note, when and as the same shall become due and payable whether at maturity thereof, or by acceleration or otherwise, which default shall continue uncured for a period of thirty (30) days from the date thereof; or

                     3.2 Performance of Covenants, Conditions or Agreements. The Company fails to comply with any of the covenants, conditions or agreements set forth in this Note and such default shall continue uncured for a period of thirty (30) days after receipt of written notice to the Company from the Holder stating the specific default or defaults; or

                     3.3 Bankruptcy, Insolvency, etc. The Company shall file or consent by answer or otherwise to the entry of an order for relief or approving a petition for relief, reorganization or arrangement or any other petition in bankruptcy for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or shall be adjudicated a bankrupt or insolvent, or shall take corporate action for the purpose of any of the foregoing, or if a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial part of its property or an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law, or an order for the dissolution, winding up or liquidation of the Company, or if any such petition shall be filed against the Company and such petition shall not be dismissed within sixty (60) days.

                     3.4. Remedies. In case an Event of Default (other than an Event of Default resulting from the Company's failure to pay the Principal Amount of, or any interest upon, this Note, when the same shall be due and payable in accordance with the terms hereof (after giving affect to applicable "cure" provisions herein) and an Event of Default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing, the Holder of the Note may declare by notice in writing to the Company all unpaid Principal Amount and accrued interest on the Note then outstanding to be due and payable immediately. Any such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of Principal Amount or interest on the Note) may be waived by the Holder. In case an Event of Default resulting from the Company's nonpayment of Principal Amount of, or interest upon, this Note shall occur, the Holder may declare all unpaid Principal Amount and accrued interest on this Note held by such Holder to be due and payable immediately. In case an Event of Default resulting from bankruptcy, insolvency or reorganization shall occur, all unpaid principal and accrued interest on the Note held by the Holder shall be due and payable immediately without any declaration or other act on the part of the Holder.

           4. Costs of Collection. Should the indebtedness represented by this Note or any part thereof be collected in any proceeding, or this Note be placed in the hands of attorneys for collection after default, the Company agrees to pay as an additional obligation under this Note, in addition to the Principal Amount and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees.

           5. Waiver and Amendments. This Note may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived only by a written instrument signed by the Company and the Holder. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any waiver on the part of any party of any right, power or privilege or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

           6. Loss, Theft, Destruction or Mutilation of Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor, in lieu of this Note. Any Note made and delivered in accordance with the provisions of this Section 6 shall be dated as of the date to which interest has been paid on this Note, or if no interest has theretofore been paid on this Note, then dated the date hereof.

           7. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, five
(5) days after the date of deposit in the United States mails, as follows:

           (i)       if to the Company, to:

                     Sachem Financial Consultants, Ltd.
                     12 Sachem Road
                     Weston, CT  06883
                     Attn:  Ronald B. Koenig, Chairman

           (ii) if to the Holder, to the address of such Holder as shown on the books of the Company.

           8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of law principles. The Company agrees that any dispute or controversy arising out of this Note shall be adjudicated in a court located in New York City, and hereby submits to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York, and irrevocably waives any objection it now or hereafter may have respecting the venue of such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, and consents to the service of process in any such action or proceeding by means of registered or certified mail, return receipt requested.

           9. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether or not so expressed.

           IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by a duly authorized officer and to be dated as of the date first above written.

                                 SACHEM FINANCIAL CONSULTANTS, LTD.


                                 By:   /s/ Ronald B. Koenig
                                       ---------------------------------
                                       Name:   Ronald B. Koenig
                                       Title:  Chairman